EXHIBIT 99.1

Contacts:
Media	Investors
Brad Bishop	Marc Ostermann	Sam Leno
574-372-4291	574-371-8515	574-372-4790
bradley.bishop@zimmer.com	marc.ostermann@zimmer.com	sam.leno@zimmer.com
Zimmer Reports Second Quarter 2005 Financial Results
Quarter Highlights
•	Net Sales of $847 million represents an increase of 15% (includes 2% increase due to changes in foreign exchange rates)

•	15% Sales increases in all three geographic segments—Americas, Europe and Asia Pacific

•	Worldwide Reconstructive Sales increased 16% (includes 2% increase due to changes in foreign exchange rates) with Americas Reconstructive Sales increasing 17%

•	Spine and Dental both increased sales in excess of 20%

•	Record profit margins—78% gross, 33% operating and 23% net reported; 78% gross, 34% operating and 24% net adjusted*

•	Diluted EPS were $0.76 reported, and $0.80 adjusted*, an increase of 38% adjusted* over prior year

•	Operating cash flow of $244 million, total debt reduced to $268 million and cash on hand of $95 million, resulting in net debt* of $173 million

•	Increasing the Company’s 2005 EPS guidance by $0.07 to $2.93 reported and $3.07 adjusted*
(WARSAW, IN) July 27, 2005 — Zimmer Holdings, Inc. (NYSE and SWX: ZMH) today reported financial results for the quarter ended June 30, 2005. For the quarter, the Company announced net sales of $847 million and diluted earnings per share of $0.76 reported and $0.80 adjusted*, exceeding First Call estimates of $842 million and $0.75 adjusted*, respectively. Reported results include acquisition and integration expenses and inventory step-up, as applicable.

“We had a strong and balanced quarter with 15 percent sales growth in each of our geographic segments and above market performance, with greater than 20 percent growth, in both Spine and Dental,” said Ray Elliott, Zimmer Chairman, President and CEO. “Almost a quarter of a billion dollars of operating cash flow this period creates the potential to become net debt free again early in the fourth quarter—only two years from the date of our Centerpulse acquisition.”
Zimmer said it continues to be pleased by the product, market and expense synergy opportunities realized as a result of the Centerpulse acquisition. With 2,594 integration milestones complete, the Company is three-quarters of the way through its comprehensive plan and is confident it will exceed $100 million in annual synergy expense savings.
The Company said it has completed more new product projects in the first half of 2005 than in the full year 2004, and continued to emphasize its leadership in Minimally Invasive Solutions™ (MIS™) Procedures and Technologies. “We have trained twice as many surgeons at our 23 Zimmer Institute locations in the first half of this year than during the same period last year,” Elliott said. “We have greatly increased training on our newest procedures with more than 400 surgeons trained this quarter alone in our MIS Quad-Sparing™ Total Knee Replacement Procedure and nearly 400 this quarter in the MIS Anterolateral Hip Replacement Procedure.”
The Company noted that it released the Zimmer® NexGen® MIS™ Tibial Component, the first knee replacement implant that can be assembled inside the patient, facilitating minimally invasive procedures, and that it has released 5,000 MIS knee instrument sets since inception, including more than 1,250 for the MIS Quad-Sparing Procedure. In computer navigation, Zimmer said that 180 surgeries have been performed with the Zimmer® Computer Assisted Solutions Electromagnetic Computer Navigation System, developed in cooperation with exclusive partner Medtronic, and that the iNav™ Portable Navigation System, a low-cost, convenient version of its electromagnetic surgical navigation system will be in limited release for knees this fall.

The following tables provide sales results by geographic segment and product category, as well as the percent change compared to the prior year quarter and six months and the impact of changes in foreign exchange rates.

NET SALES — THREE MONTHS ENDED JUNE 30, 2005
(in millions, unaudited)

	Net	%	FX
	Sales	Growth	Impact**
Geographic Segments
Americas	$495	15%	1%
Europe	228	15	4
Asia Pacific	124	15	4

Total	847	15	2

Product Categories
Reconstructive
Americas	398	17	1
Europe	206	15	5
Asia Pacific	101	17	5

Total	705	16	2

Knees
Americas	226	21	0
Europe	85	18	5
Asia Pacific	43	20	5

Total	354	20	2

Hips
Americas	138	9	1
Europe	106	11	5
Asia Pacific	50	12	4

Total	294	10	3

Extremities	17	17	2

Dental	40	28	2

Trauma	44	2	2

Spine	41	22	1

Orthopaedic Surgical Products	57	8	2

**	Effect of changes in foreign exchange rates on growth

Net earnings for the quarter were $191 million on a reported basis, and were $199 million adjusted*, an increase of 39% adjusted* over the prior year period. Diluted earnings per share for the quarter were $0.76 reported and were $0.80 adjusted*, an increase of 38% adjusted* over the prior year period. Included in the quarter is approximately $6.5 million of pre-tax income reflected in cost of goods related primarily to the favorable resolution of certain legal and other matters. These items contributed 0.8% to gross profit margin and a little less than $0.02 to diluted earnings per share.

NET SALES — SIX MONTHS ENDED JUNE 30, 2005
(in millions, unaudited)

	Net	%	FX
	Sales	Growth	Impact**
Geographic Segments
Americas	$975	14%	0%
Europe	463	12	5
Asia Pacific	237	12	4

Total	1,675	13	2

Product Categories
Reconstructive
Americas	783	17	1
Europe	420	11	4
Asia Pacific	191	13	4

Total	1,394	14	2

Knees
Americas	448	21	0
Europe	173	17	6
Asia Pacific	80	15	4

Total	701	19	2

Hips
Americas	270	9	1
Europe	218	6	4
Asia Pacific	98	9	4

Total	586	8	3

Extremities	34	14	2

Dental	73	24	2

Trauma	90	1	1

Spine	79	18	1

Orthopaedic Surgical Products	112	7	2

**	Effect of changes in foreign exchange rates on growth

Net earnings for the six months were $364 million on a reported basis, and were $386 million adjusted*, an increase of 37% adjusted* over the prior year period. Diluted earnings per share for the six months were $1.46 reported and were $1.55 adjusted*, an increase of 36% adjusted* over the prior year period.
Guidance
The Company is updating its guidance for the balance of 2005 to incorporate the results of the second quarter and the significant change in expected contribution from foreign currency detailed in the Company’s June 15, 2005 press release.
Full year 2005 sales guidance provided at the end of the first quarter was a range of $3,325 to $3,345 million. Since then, the expected contribution to sales growth from foreign currency rate changes, using current rates, has decreased by $53 million as a result of the strengthening U.S. dollar against most foreign currencies. Incorporating the lower expected contribution from foreign currency differences during the last six months of 2005, and maintaining constant currency growth rates during the last six months of 2005 at the same 11% that the Company reported in the first six months, our revised full year 2005 sales estimate is approximately $3,325 million. In short, the Company is absorbing the $53 million in changes from foreign currency, while maintaining sales guidance within the range established at the end of the first quarter. Expectations for third quarter sales are approximately $777 million, consisting of constant currency growth of about 11% and zero contribution from foreign currency. Expectations for fourth quarter sales are approximately $875 million, consisting of constant currency growth of about 11% and a negative contribution from foreign currency of approximately $16 million or negative 2%. The fourth quarter and second half have one less billing day than prior year.
The Company’s diluted earnings per share guidance for the full year is being increased by $0.07 to approximately $2.93 reported and $3.07 adjusted*, representing a 27% increase over prior year. Diluted earnings per share guidance for the third quarter is approximately $0.63 reported and $0.66 adjusted*, representing an 18% adjusted* increase over prior year. Diluted earnings per share guidance for the fourth quarter is approximately $0.83 reported and $0.86 adjusted*, representing a 21% adjusted* increase over prior year. Third and fourth quarter earnings per share guidance assumes continued increases in R&D spending primarily related, but not limited, to biologics, as well as increases in direct to consumer advertising spending related to MIS procedures and technologies, and incremental legal and IT costs. As noted in the Company’s June 15, 2005 press release, the Company utilizes forward contracts to hedge the short term effects of foreign currency movement on inter-company sales transactions. As a result, the short term effect of rapid foreign currency exchange rate movements on operating profit dollars is expected to be minimal.
Conference Call
The Company will conduct its second quarter 2005 investor conference call on Thursday, July 28, 2005, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference. Individuals who wish to dial into the conference call may do so at (800) 406-1106. International callers should dial (706) 634-7075. A digital recording will be available two hours after the completion of the conference call from July 28, 2005 to August 2, 2005. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 7234528. A copy of this press release and other financial and statistical information about the periods to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.
About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2004 sales were approximately $3 billion. The Company is supported by the efforts of more than 6,500 employees worldwide.
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Visit Zimmer on the worldwide web at www.zimmer.com

*Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to operating performance measures that exclude acquisition and integration expenses and inventory step-up. The term “net debt” refers to short-term and long-term debt obligations minus the Company’s cash and equivalents and restricted cash. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are included in this press release.
Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. The forward-looking statements include sales and diluted earnings per share guidance and other statements identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate Centerpulse AG and Implex Corp., the outcome of the Department of Justice investigation announced in March 2005 and the pending informal SEC investigation of Centerpulse accounting, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED JUNE 30, 2005 and 2004
(in millions, except per share amounts, unaudited)

	2005	2004	% Inc/(Dec)
Net Sales	$846.8	$737.4	15%
Cost of products sold	188.8	201.9	(7)

Gross Profit	658.0	535.5	23

Research and development	43.6	38.2	14
Selling, general and administrative	328.5	297.3	11
Acquisition and integration	10.1	24.2	(58)

Operating expenses	382.2	359.7	6

Operating Profit	275.8	175.8	57
Interest expense	4.2	8.3	(49)

Earnings before income taxes and minority interest	271.6	167.5	62
Provision for income taxes	80.7	51.4	57
Minority interest	(0.2)	0.2	N/A

Net Earnings	$190.7	$116.3	64

Earnings Per Common Share
Basic	$0.77	$0.48	60
Diluted	$0.76	$0.47	62

Weighted Average Common Shares Outstanding
Basic	247.0	244.3
Diluted	249.9	247.9

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 and 2004
(in millions, except per share amounts, unaudited)

	2005	2004	% Inc/(Dec)
Net Sales	$1,675.3	$1,479.6	13%
Cost of products sold	379.1	421.4	(10)

Gross Profit	1,296.2	1,058.2	22

Research and development	85.7	78.0	10
Selling, general and administrative	650.1	595.1	9
Acquisition and integration	27.0	55.5	(51)

Operating expenses	762.8	728.6	5

Operating Profit	533.4	329.6	62
Interest expense	11.4	18.1	(37)

Earnings before income taxes and minority interest	522.0	311.5	68
Provision for income taxes	157.3	97.8	61
Minority interest	(0.4)	0.2	N/A

Net Earnings	$364.3	$213.9	70

Earnings Per Common Share
Basic	$1.48	$0.88	68
Diluted	$1.46	$0.87	68

Weighted Average Common Shares Outstanding
Basic	246.5	243.6
Diluted	249.5	247.2

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2005 AND DECEMBER 31, 2004
(in millions)

	June 30,	December 31,
	2005	2004
	(unaudited)
Assets
Current Assets:
Cash and equivalents	$78.8	$154.6
Restricted cash	16.6	18.9
Receivables, net	573.4	524.8
Inventories, net	568.0	536.0
Other current assets	255.4	326.6

Total current assets	1,492.2	1,560.9

Property, plant and equipment, net	676.6	628.5
Goodwill	2,434.2	2,528.9
Intangible assets, net	779.1	794.8
Other assets	169.4	182.4

Total Assets	$5,551.5	$5,695.5

Liabilities and Shareholders’ Equity

Current liabilities	$613.9	$673.5
Short-term debt	—	27.5
Other long-term liabilities	363.1	420.9
Long-term debt	268.1	624.0
Minority interest	1.8	7.1
Shareholders’ equity	4,304.6	3,942.5

Total Liabilities and Shareholders’ Equity	$5,551.5	$5,695.5

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 and 2004
(in millions, unaudited)

	2005	2004
Cash flows provided by (used in) operating activities
Net earnings	$364.3	$213.9
Depreciation and amortization	90.4	87.3
Inventory step-up	4.1	49.6
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	79.9	93.6
Receivables	(66.6)	(44.2)
Inventories	(58.6)	(14.3)
Accounts payable and accrued expenses	(1.1)	(27.0)
Other assets and liabilities	(16.3)	39.4

Net cash provided by operating activities	396.1	398.3

Cash flows provided by (used in) investing activities
Additions to instruments	(90.6)	(74.9)
Additions to other property, plant and equipment	(42.2)	(30.6)
Centerpulse and InCentive acquisitions, net of acquired cash	—	(18.2)
Implex acquisition, net of acquired cash	—	(103.7)
Proceeds from note receivable	—	25.0
Investments in other assets	(9.7)	(1.1)

Net cash used in investing activities	(142.5)	(203.5)

Cash flows provided by (used in) financing activities
Proceeds from exercise of stock options	52.1	49.7
Net proceeds/(payments) on lines of credit	174.7	(239.4)
Payments on term loan	(550.0)	—
Debt issuance costs	(1.9)	—
Equity issuance costs	—	(5.0)

Net cash used in financing activities	(325.1)	(194.7)

Effect of exchange rates on cash and equivalents	(4.3)	(0.7)

Increase in cash and equivalents	(75.8)	(0.6)
Cash and equivalents, beginning of period	154.6	77.5

Cash and equivalents, end of period	$78.8	$76.9

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC SEGMENT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 and 2004
(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Increase	2005	2004	% Increase
Americas	$494.7	$432.2	15%	$975.1	$854.9	14%
Europe	228.1	197.7	15	462.7	412.8	12
Asia Pacific	124.0	107.5	15	237.5	211.9	12

Total	$846.8	$737.4	15	$1,675.3	$1,479.6	13

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 and 2004
(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Increase	2005	2004	% Increase
Reconstructive	$704.9	$607.8	16%	$1,394.3	$1,219.1	14%
Trauma	44.4	43.4	2	89.8	88.4	1
Spine	41.1	33.8	22	79.4	67.3	18
OSP	56.4	52.4	8	111.8	104.8	7

Total	$846.8	$737.4	15	$1,675.3	$1,479.6	13

ZIMMER HOLDINGS, INC.
RECONCILIATION OF NET EARNINGS
AND ADJUSTED* NET EARNINGS
FOR THE THREE MONTHS ENDED JUNE 30, 2005 and 2004
(in millions, unaudited)

	Three Months
	Ended June 30,
	2005	2004
Net Earnings	$190.7	$116.3
Acquisition and integration	10.1	24.2
Inventory step-up	2.1	18.6
Tax benefit of acquisition and integration and inventory step-up	(3.7)	(15.3)

Adjusted Net Earnings	$199.2	$143.8

ZIMMER HOLDINGS, INC.
RECONCILIATION OF NET EARNINGS
AND ADJUSTED* NET EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 and 2004
(in millions, unaudited)

	Six Months
	Ended June 30,
	2005	2004
Net Earnings	$364.3	$213.9
Acquisition and integration	27.0	55.5
Inventory step-up	4.1	49.6
Tax benefit of acquisition and integration and inventory step-up	(9.3)	(37.6)

Adjusted Net Earnings	$386.1	$281.4

ZIMMER HOLDINGS, INC.
RECONCILIATION OF DILUTED EPS
AND ADJUSTED* DILUTED EPS
FOR THE THREE MONTHS ENDED JUNE 30, 2005 and 2004
(unaudited)

	Three Months
	Ended June 30,
	2005	2004
Diluted EPS	$0.76	$0.47
Acquisition and integration	0.04	0.10
Inventory step-up	0.01	0.07
Tax benefit of acquisition and integration and inventory step-up	(0.01)	(0.06)

Adjusted* Diluted EPS	$0.80	$0.58

ZIMMER HOLDINGS, INC.
RECONCILIATION OF DILUTED EPS
AND ADJUSTED* DILUTED EPS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 and 2004
(unaudited)

	Six Months
	Ended June 30,
	2005	2004
Diluted EPS	$1.46	$0.87
Acquisition and integration	0.11	0.22
Inventory step-up	0.02	0.20
Tax benefit of acquisition and integration and inventory step-up	(0.04)	(0.15)

Adjusted* Diluted EPS	$1.55	$1.14

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED
AND ADJUSTED* STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED JUNE 30, 2005
(in millions, except per share amounts, unaudited)

	Reported		Adjusted*
	2005	Adjustments	2005
Net Sales	$846.8	$—	$846.8
Cost of products sold	188.8	(2.1)	186.7

Gross Profit	658.0	2.1	660.1

Research and development	43.6	—	43.6
Selling, general and administrative	328.5	—	328.5
Acquisition and integration	10.1	(10.1)	—

Operating expenses	382.2	(10.1)	372.1

Operating Profit	275.8	12.2	288.0
Interest expense	4.2	—	4.2

Earnings before income taxes and minority interest	271.6	12.2	283.8
Provision for income taxes	80.7	3.7	84.4
Minority interest	(0.2)	—	(0.2)

Net Earnings	$190.7	$8.5	$199.2

Earnings Per Common Share
Basic	$0.77	$0.04	$0.81
Diluted	$0.76	$0.04	$0.80

Weighted Average Common Shares Outstanding
Basic	247.0		247.0
Diluted	249.9		249.9

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED
AND ADJUSTED* STATEMENTS OF EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2005
(in millions, except per share amounts, unaudited)

	Reported		Adjusted*
	2005	Adjustments	2005
Net Sales	$1,675.3	$—	$1,675.3
Cost of products sold	379.1	(4.1)	375.0

Gross Profit	1,296.2	4.1	1,300.3

Research and development	85.7	—	85.7
Selling, general and administrative	650.1	—	650.1
Acquisition and integration	27.0	(27.0)	—

Operating expenses	762.8	(27.0)	735.8

Operating Profit	533.4	31.1	564.5
Interest expense	11.4	—	11.4

Earnings before income taxes and minority interest	522.0	31.1	553.1
Provision for income taxes	157.3	9.3	166.6
Minority interest	(0.4)	—	(0.4)

Net Earnings	$364.3	$21.8	$386.1

Earnings Per Common Share
Basic	$1.48	$0.09	$1.57
Diluted	$1.46	$0.09	$1.55

Weighted Average Common Shares Outstanding
Basic	246.5		246.5
Diluted	249.5		249.5

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED
AND ADJUSTED* STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED JUNE 30, 2004
(in millions, except per share amounts, unaudited)

	Reported,		Adjusted*
	2004	Adjustments	2004
Net Sales	$737.4	$—	$737.4
Cost of products sold	201.9	(18.6)	183.3

Gross Profit	535.5	18.6	554.1

Research and development	38.2	—	38.2
Selling, general and administrative	297.3	—	297.3
Acquisition and integration	24.2	(24.2)	—

Operating expenses	359.7	(24.2)	335.5

Operating Profit	175.8	42.8	218.6
Interest expense	8.3	—	8.3

Earnings before income taxes	167.5	42.8	210.3
Provision for income taxes	51.4	15.3	66.7
Minority Interest	0.2	—	0.2

Net Earnings	$116.3	$27.5	$143.8

Earnings Per Common Share
Basic	$0.48	$0.11	$0.59
Diluted	$0.47	$0.11	$0.58

Weighted Average Common Shares Outstanding
Basic	244.3		244.3
Diluted	247.9		247.9

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED
AND ADJUSTED* STATEMENTS OF EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2004
(in millions, except per share amounts, unaudited)

	Reported		Adjusted*
	2004	Adjustments	2004
Net Sales	$1,479.6	$—	$1,479.6
Cost of products sold	421.4	(49.6)	371.8

Gross Profit	1,058.2	49.6	1,107.8

Research and development	78.0	—	78.0
Selling, general and administrative	595.1	—	595.1
Acquisition and integration	55.5	(55.5)	—

Operating expenses	728.6	(55.5)	673.1

Operating Profit	329.6	105.1	434.7
Interest expense	18.1	—	18.1

Earnings before income taxes	311.5	105.1	416.6
Provision for income taxes	97.8	37.6	135.4
Minority Interest	0.2	—	0.2

Net Earnings	$213.9	$67.5	$281.4

Earnings Per Common Share
Basic	$0.88	$0.28	$1.16
Diluted	$0.87	$0.27	$1.14

Weighted Average Common Shares Outstanding

Basic	243.6		243.6
Diluted	247.2		247.2

ZIMMER HOLDINGS, INC.
RECONCILIATION OF NET MARGIN
AND ADJUSTED* NET MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005
(unaudited)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2005	2005
Net Margin	22.5%	21.7%
Acquisition and integration	1.1	1.7
Inventory step-up	0.3	0.2
Tax benefit of acquisition and integration and inventory step-up	(0.4)	(0.6)

Adjusted* Net Margin	23.5%	23.0%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF OPERATING MARGIN
AND ADJUSTED* OPERATING MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005
(unaudited)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2005	2005
Operating Margin	32.6%	31.8%
Acquisition and integration	1.1	1.7
Inventory step-up	0.3	0.2

Adjusted* Operating Margin	34.0%	33.7%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF GROSS MARGIN
AND ADJUSTED* GROSS MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005
(unaudited)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2005	2005
Gross Margin	77.7%	77.4%
Inventory step-up	0.3	0.2

Adjusted* Gross Margin	78.0%	77.6%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF DEBT AND NET DEBT*
AS OF JUNE 30, 2005 and DECEMBER 31, 2004
(in millions, unaudited)

	June 30,	December 31,
	2005	2004
Short-term debt	$—	$27.5
Long-term debt	268.1	624.0

Total debt	268.1	651.5

Cash and equivalents	78.8	154.6
Restricted cash	16.6	18.9

Total cash	95.4	173.5

Net debt*	$172.7	$478.0

ZIMMER HOLDINGS, INC.
RECONCILIATION OF PROJECTED DILUTED EPS
AND PROJECTED ADJUSTED* DILUTED EPS
(unaudited)

Projected three months ended September 30, 2005:
Diluted EPS	$0.63
Acquisition and Integration, net of tax	0.03

Adjusted* Diluted EPS	$0.66

Projected three months ended December 31, 2005:
Diluted EPS	$0.83
Acquisition and Integration, net of tax	0.03

Adjusted* Diluted EPS	$0.86

Projected twelve months ended December 31, 2005:
Diluted EPS	$2.93
Acquisition and Integration, net of tax	0.12
Inventory Step-up, net of tax	0.02

Adjusted* Diluted EPS	$3.07